EXHIBIT 10.2




                                    EXCLUSIVE
                                LICENSE AGREEMENT


     1. Consideration and Effective Date

     1.1 The effective date of this agreement shall be    ,199 .

     1.2 The parties enter into this agreement in consideration of the mutual covenants and terms expressed herein and hereby acknowledge receipt of said consideration.

     2. Parties
     2.1 The University of North Carolina at Chapel Hill is a non-profit organization having its principal place of business at Chapel Hill, North Carolina 27599-4100 (hereinafter referred to as the "University").
     2.2 BTRL Contracts and Services, Inc., is a corporation organized under the laws of Massachusetts and has its principal place of business at 1600 E. Gude Drive, Rockville, Maryland 20850 (hereinafter referred to as "the Company").


     3. [RESERVED]

     4. Definitions
     4.1 RELATED COMPANY shall mean any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with Company. Control means ownership or other beneficial interest in 40% or more of the voting stock or other voting interest of a corporation or other business entity. Boston Biomedica, Inc. is presently a RELATED COMPANY. CORPORATE FAMILY shall mean the COMPANY and all RELATED COMPANIES.
     4.2 "SUBJECT INVENTIONS" shall mean:
             (a) any invention disclosed in
              (i)   UNC  Invention  Disclosure  ORS 93-16,  entitled  "Anti-AIDS
                    Agents: Suksdorfin (1)";




License Agreement between UNC and Biotech Research Labs
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December 6, 1994


              (ii)
                    [Language Deleted due to Confidential Treatment Request]

              (iii) U.S. patent  application  (LEE33) serial number  08/142,992, filed October 29, 1993; and/or
              (iv) U.S. patent application (LEE33A) serial number 08/235,852, filed April 29, 1994;
             (b) any invention arising out of NIH Grant No. AI-33066 and any continuations, extensions or amendments thereof which relate to one of the compounds set forth in Appendix 1 or to a derivative or analogue thereof; and/or
     These inventions may be compounds, methods of purifying or synthesizing such compound, compositions comprising such compounds, and/or the use of such compounds in the FIELD OF USE, whether or not patentable, and whether or not conceived or made prior to the execution of this Agreement.
     4.3 (a) "LICENSED PRODUCT" is a product which is covered by a claim of a patent or pending patent application, in at least one country included in LICENSED RIGHTS, or is manufactured by a method covered by such a claim, or is used or intended to be used in FIELD OF USE, by a method covered by such a claim, or is manufactured, or used or intended to be used in FIELD OF USE, in accordance with PROPRIETARY TECHNOLOGY.
             (b) A LICENSED ARTICLE is an article of a LICENSED PRODUCT.
             (c) A  LICENSED  TRANSACTION  is a  transaction  whereby a LICENSED
ARTICLE is made, used in FIELD OF USE, leased or sold, and, in the country where such act occurs (i) such act would, but for this license, and but for any license implied as a result of assignment of any title in any of LICENSED RIGHTS to the Company, infringe one or more claims of a patent included in LICENSED

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License Agreement between UNC and Biotech Research Labs
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RIGHTS, or, if issued, of a patent  application  included in LICENSED RIGHTS, or
(ii) such act occurred during the period set forth in Section 6.1(c) in which the University is entitled to royalties for PROPRIETARY TECHNOLOGY.
     4.4 "CONFIDENTIAL INFORMATION" means information, not generally known in the relevant trade or industry, whether or not used by the disclosing party, including information relating to research, development, patent solicitation, manufacture, purchasing, accounting, engineering, marketing, merchandising or selling, which is considered by the party which possesses or controls it to be proprietary to it.
     4.5 An ARTICLE REPRESENTING CONFIDENTIAL INFORMATION is any object, device, machine, material, substance or copy thereof, including any writing, recording, drawing, sample, specimen, prototype, model, photograph, organism, culture, tissue, organ, antibody, virus, or DNA or RNA molecule, which completely or partially describes, depicts, embodies, contains, constitutes, reflects or records CONFIDENTIAL INFORMATION.
     4.6 "LICENSED RIGHTS" shall include all pending patent applications and all patents-in-force in any country which are owned or controlled in whole or in part by the University, now or during the term of this Agreement, and which relate to, SUBJECT INVENTIONS, including, but not limited to (i) the patents and applications listed in Appendix 3, and any division, continuation, continuation-in-part, substitute, renewal, reissue, extension or reexamination thereof, (ii) any rights of priority based on the foregoing, (iii) any patent applications claiming priority from or otherwise related to the applications of (i) above, and (iv) U.S. and foreign patents issued on (i) and (iii) above. It shall also include the University's PROPRIETARY TECHNOLOGY.


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License Agreement between UNC and Biotech Research Labs
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     4.7 (a) "LICENSED  TECHNOLOGY"  shall mean "PATENTED  TECHNOLOGY",  "PATENT
PENDING TECHNOLOGY", and "PROPRIETARY TECHNOLOGY".
             (b) PATENTED TECHNOLOGY shall mean any method or product the manufacture, use, sale, rental or lease of which is covered by a claim of a patent included in LICENSED RIGHTS which has not expired, lapsed, or been declared invalid or unenforceable by a court from which no appeal has or can be taken.
             (c) PATENT PENDING TECHNOLOGY shall mean any method or product, other than PATENTED TECHNOLOGY, the manufacture, use, sale, rental or lease of which is covered by a claim of a pending patent application included in LICENSED RIGHTS.
             (d) PROPRIETARY TECHNOLOGY means an invention, whether or not patentable, which is not PATENTED TECHNOLOGY or PATENT PENDING TECHNOLOGY, and which utilizes CONFIDENTIAL INFORMATION owned by UNIVERSITY and disclosed by the UNIVERSITY to Company, which relates to a SUBJECT INVENTION. However, it shall not include information which
      (i) was in Company's possession at the time of the disclosure and was not previously acquired, directly or indirectly from the University, or which is subsequently developed by Company by persons not privy to the disclosure;
      (ii) has since been acquired by Company from others who have no confidential commitment to the University with respect to same, or
      (iii) is now or becomes, through no fault of Company, a part of the public domain by publication (including publication or issuance of Patent applications) or otherwise.
     4.8 (a) "Net Sales" shall mean payments received by a CORPORATE FAMILY member as part of a LICENSED TRANSACTION with respect to LICENSED ARTICLES, less returns and customary trade

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License Agreement between UNC and Biotech Research Labs
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discounts actually taken, outbound freight,  value added, sales or use taxes and custom duties.
              (b) However, a transaction between members of the CORPORATE FAMILY shall only be included in "Net Sales" if the article paid for is used, and such use is other than in research or development, quality assurance or the development of data for regulatory approval. A LICENSED TRANSACTION may, however, occur when the LICENSED ARTICLE is resold, rented or leased to one not a member of the CORPORATE FAMILY, in accordance with 4.8(a).
              (c) (i) In the event any LICENSED PRODUCT is sold as a component of a combination of two or more active ingredients, where a license hereunder was not required for all said active ingredients, Net Sales Price for purposes of determining royalty payments on such combination shall be calculated by multiplying the net sales price of the combination by the fraction A/(A+B) in which "A" is the total of the gross selling prices of the licensed active ingredients when sold separately and "B" is the total of the gross selling prices of the unlicensed active ingredients. (ii) In the event that it is not possible to determine the gross selling price for each ingredient, Net Sales Price shall be calculated by multiplying the net sales price of the combination by the fraction C/(C+D), in which "C" is the total of the fully allocated costs of the licensed active ingredients and "D" that of the unlicensed active ingredients. The fully allocated cost of a component shall be determined in accordance with conventional cost accounting principles. (iii) Notwithstanding the above, in no event shall the Net Sales Price be adjusted to be less than forty percent (40%) of the net sales price of any combination product prior to adjustment pursuant to (i) and (ii) above.
     4.9 FIELD OF USE shall mean (a) use for the inhibition of retroviruses, or of pathogens of diseases related to those caused

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License Agreement between UNC and Biotech Research Labs
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by  retroviruses,  and (b) uses for  compounds  included in SUBJECT  INVENTIONS, discovered in whole or in part by the Company, a Related Company, or a Sublicense.

     5. License Grant
     5.1 The University grants to Biotech Research Labs, upon and subject to all the terms and conditions of this Agreement, a worldwide license, exclusive except for any license to a Federal agency to practice the invention which that agency has acquired by operation of Public Law 96-517, under LICENSED RIGHTS to use LICENSED TECHNOLOGY and to make, use, sell, have made, rent or lease LICENSED PRODUCTS in FIELD OF USE for the term provided under Section 14 hereof. This license specifically includes a right of sublicense.
     5.2 Company is further granted the right to disclose and use any information pertaining to a SUBJECT INVENTION, or a product incorporating or embodying same, in any submission to a local, state, federal or foreign governmental agency or instrumentality, including, but not limited to, the U.S. Food and Drug Administration and the U.S. Patent and Trademark Office. This right shall survive the termination of this Agreement under 14.2, but not the uncured material breach by Company of its obligations hereunder.
     5.3 To the extent that the Company cannot practicably make or use a LICENSED ARTICLE without infringing a patent, other than one included in LICENSED RIGHTS, which is owned by the University and not exclusively licensed to a third party, pursuant to this Agreement, the Company pays University a royalty on said article, the University agrees not to assert said patent against the manufacture, use or sale of said article by the Company or those in privity therewith. Where such alternative manufacture or use is practicable, but not commercially desirable, the University agrees

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License Agreement between UNC and Biotech Research Labs
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to  negotiate  in good faith terms  under which it will grant  COMPANY a license under such patent which would permit such manufacture and use, if said patent is not already exclusively licensed to a third party.

     6. Compensation
     6.1 In consideration of the license granted under Section 5.1 of this Agreement, Company shall pay the University a royalty on NET SALES by Company or a RELATED COMPANY.
     (a) During each calendar year, such royalties shall be, on NET SALES of any PATENTED TECHNOLOGY, [Language Deleted due to Confidential Treatment Request] on the first fifty million dollars of sales for that year, [Language Deleted due to Confidential Treatment Request] on sales in excess of fifty million dollars, up through the hundred millionth dollar of sales for that year, and [Language Deleted due to Confidential Treatment Request] on sales in excess of one hundred million dollars for that year.
     (b) Also during each calendar year, such royalties shall be, on NET SALES of any PATENT PENDING TECHNOLOGY, [Language Deleted due to Confidential Treatment Request] on the first fifty million dollars of sales of PATENT PENDING TECHNOLOGY for that year, [Language Deleted due to Confidential Treatment Request] on sales in excess of fifty million dollars up through the hundred millionth  dollar  of  sales  for  that  year,  and  [Language  Deleted  due  to
Confidential Treatment Request] on sales in excess of one hundred million dollars for that year.
     (c) Also during each calendar year, such royalties shall be, on NET SALES of any PROPRIETARY TECHNOLOGY for that year, [Language Deleted due to Confidential Treatment Request] on the first fifty million dollars of sales of PROPRIETARY TECHNOLOGY, [Language Deleted due to Confidential Treatment Request] on sales in excess of fifty million dollars up through the hundred millionth dollar sales for that year, and [Language Deleted due to Confidential Treatment Request] on sales in excess one hundred million dollars for that year. However, no royalty will be due on NET SALES of articles covered solely by PROPRIETARY TECHNOLOGY more than [Language Deleted due to Confidential Treatment Request] years after the first sale of an article representing such technology, or [Language Deleted due to Confidential Treatment Request] years after the

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License Agreement between UNC and Biotech Research Labs
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disclosure of such technology to the Company, whichever comes earlier.
     (d) On any particular article, only one PATENTED, PATENT PENDING, or PROPRIETARY TECHNOLOGY royalty will be paid, whichever is the highest royalty applicable.
     6.2 Nothing in this Agreement shall be construed to require the payment of more than one royalty with regard to the manufacture, use, lease, or sale of a particular article.
     6.3 In the case of income derived by Company through sublicensing (other than to a RELATED COMPANY), Company will pay the University a share of such sublicensing income, which share will be computed as follows:

              (i)               if there is no IND filed on
                                the sublicensed product.....................[Language Deleted due to Confidential Treatment Request]
              (ii)              if an IND was filed, but phase II clinical
                                studies have not been completed.............[Language Deleted due to Confidential Treatment Request]
              (iii)             if phase II clinical studies have
                                been completed, but an NDA has not
                                yet been filed..............................[Language Deleted due to Confidential Treatment Request]
              (iv)              if an NDA has been filed....................[Language Deleted due to Confidential Treatment Request]

     6.4 (a) Company will also make the  following  milestone  payments for each distinct LICENSED PRODUCT, subject to the limitations of ss. 6.4(b) and (c):
              (i)               on filing its first IND for the LICENSED
                                PRODUCT..................................[Language Deleted due to Confidential Treatment Request]
              (ii)              on first completing a phase II clinical study
                                for the LICENSED PRODUCT.................[Language Deleted due to Confidential Treatment Request]
              (iii)             on first filing an NDA (but not an
                                ANDA) for the LICENSED PRODUCT...........[Language Deleted due to Confidential Treatment Request]


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License Agreement between UNC and Biotech Research Labs
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              (iv)              on  the  first   commercial   sale  outside  the
                                CORPORATE FAMILY, of the LICENSED PRODUCT, based
                                on    an    approved    NDA    (but    not    an
                                ANDA).................................. [Language Deleted due to Confidential Treatment Request]

     (b) The parties recognize that different LICENSED PRODUCTS may contain the same active ingredients. A milestone payment is due for a LICENSED PRODUCT only if it contains an active ingredient (which is the subject of a SUBJECT INVENTION) which is distinct from the active ingredients of all LICENSED PRODUCTS for which that level of milestone payment has previously been paid. A chemical, and its salts, complexes and esters, are considered the same active ingredient for the purpose of this provision. Moreover, the active ingredient is not considered distinct if it differs from prior active ingredients solely by one or more of the following structural differences: substitution of one halogen atom for another; substitution of one chalcogen (oxygen or sulfur) atom for another; or lengthening or shortening of a hydrocarbon chain (i.e., the two compounds are members of a homologous series).
     Each of the compounds set forth in Appendix 1 is considered distinct from the others so listed.
     (c) Milestone payments will not apply to products covered solely by PROPRIETARY TECHNOLOGY.
     6.5 If a properly instructed court would be more likely than not to hold that Company, or a Related Company, or their customers, require a license from a third party in order to practice a Subject Invention and Company or a Related Company acquires such a license, Company shall receive a credit equal to the sums paid by Company or a Related Company to said third party for practicing said Subject Invention.


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License Agreement between UNC and Biotech Research Labs
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     Prior to obtaining  said license,  the Company shall supply the  University with a reasoned opinion of outside patent counsel supporting its conclusion that a license is so required.
     No such reduction shall be made, notwithstanding the foregoing, if the University supplies the Company with a reasoned opinion of outside patent counsel to the effect that the license is not so required, and the University agrees to indemnify and hold harmless the Company (or, as the case may be, the Related Company, or their customers) for liability for infringement with respect to said inventions or uses if the Company (or the Related Company) refuses or terminates said third party license.
     6.6 The credits granted to the Company pursuant to 6.5, 10.2 and 11.5 may be applied against the payments due under 6.1, 6.3 and 6.4 above, with the proviso that the total credits outstanding cannot be used to offset more than 50% of the total payments due in any given period under 7.1, any excess being carried forward to later periods.

     7. Reports and Payments
     7.1 For each semiannual period in which this Agreement is in force, Company shall submit to the University a written semiannual report (the "Payment Report") within two months of the close of each semiannual period. Such Reports shall state:
              (i) NET SALES made by Company and any RELATED COMPANIES during such period for LICENSED TECHNOLOGY;
              (ii) Payments received by the Company or a Related Company which are excluded from Net Sales pursuant to 4.8(b).
              (iii) NET SALES made by unrelated sublicensees during such period;
              (iv) sublicensing income under 6.3 for such period, and the University's share thereof; and

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License Agreement between UNC and Biotech Research Labs
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              (v) milestones achieved, for which payments are due under 6.4, for such period; and
              (vi) A calculation under Section 6 of the amounts due to the University, making reference to each subsection. Said calculation shall include an itemization of any credits to which the Company is entitled, itemized by the section under which said credit is granted, and indicating any excess credits carried into the reported period from a prior period, any new credits, the amount of the accrued credits which can be used to offset the payment otherwise due for the reported period, and any excess credit to be carried forward to the next period.
     7.2 Simultaneously with the submission of each Payment Report, Company shall make payments to the University of the amounts due for the period covered by the Payment Report.
     7.3 Company shall maintain at its principal office the usual books of accounts and records showing its actions under this Agreement. Upon reasonable notice, such books and records shall be made available for inspection and copying, during usual business hours, by University auditors, or by the State Auditor, or by an independent certified public accountant retained by the University at its own expense to whom Company has no reasonable objection, for three years after the calendar quarter for which such books and records pertain, solely for purposes of verifying the accuracy of the amounts paid by Company under this Agreement, and the contents of Company's books and records shall be held in confidence by the University and its accountant. In the event of the discovery by an independent certified public accountant hired by the University of an error in Company's favor which is more than $1,000, and more than 10% of the payment actually due, Company will reimburse the University for the University's actual and reasonable out of pocket


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expenses for such audit. The amount of said  reimbursement  shall not,  however, exceed the amount of the error.
          Nothing herein shall be construed to limit the authority of the State Auditor of North Carolina.

     8. Patent Prosecution and Maintenance
     8.1 As to any Subject Invention which is not fully disclosed in an application previously filed, the University shall diligently provide the Company with a written disclosure thereof. The University shall in a timely manner provide a disclosure sufficiently detailed to permit the Company to determine the patentability of the Subject Invention, and to permit the drafting of a patent application with a specification reasonably likely to be deemed adequate to support one or more patentable and commercially meaningful claims. The University shall disclose to the Company any information in its possession or control which is material to patentability of the Subject Invention, and give the Company timely notice of any activities known to it which could limit the time available for filing a patent application without loss of rights in the U.S. or abroad.
     8.2 (a) The Company shall give the University timely notice of the deadline for filing a U.S. application abroad with the benefit of priority, and timely notice of the deadline for entering the national stage in the case of a PCT application. The University shall give the Company a timely response indicating the foreign countries in which it is interested in pursuing patent protection.
     (b) The Company shall give the University timely notice of its intent not to file for patent protection, or to continue to prosecute a pending application for patent protection, or to maintain a patent, in the United States or any foreign country, with respect to any Subject Invention.


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     8.3 If, after receiving  notice under 8.2, the University  decides to file, prosecute or maintain the noticed application or patent, the effect will be that the Company's exclusive license, with respect to the noticed Subject Invention, will terminate insofar as the countries in which the University exercises its right of intervention under this section are concerned. This will not affect the Company's exclusive license under patents and applications included in Licensed Rights which the Company continues to file, prosecute, and maintain.
     8.4 At the University's discretion, which shall not be unreasonably refused, the Company may reestablish rights lost pursuant to 8.3 if (a) it reimburses the University for its reasonable legal expenses in filing or prosecuting such applications or maintaining such patents, and pays compensation pursuant to Article 6, for any transactions which would have been LICENSED TRANSACTIONS if the Company had not terminated the license rights it now seeks to reestablish, and (b) at the time of the request for reinstatement, the Company is still an exclusive licensee under this Agreement with respect to at least one pending application or patent-in-force in at least one country.
     8.5 Unless it has given suitable notice under 8.2 above, the Company shall file for patent protection, and prosecute and maintain Licensed Rights, in such countries as the University has indicated are of interest to it insofar as the Subject Invention in question is concerned.
     8.6 Until it has given suitable notice under 8.2 above, the Company shall pay all expenses relating to the filing, prosecution and maintenance of Licensed Rights. After notice is given under 8.2 above, the University will be responsible for payment of all expenses incurred after said notice with respect to the noticed

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applications  or patents.  The  Company  will remain  responsible  for  expenses incurred prior to notice, even if billed subsequently.
      8.7 Except for the cases as to which the Company has relinquished rights pursuant to 8.3, the U.S. and foreign prosecution conducted under this Article 8 shall be performed by one or more patent attorneys or agents selected by Company. The University shall provide said one or more selected patent attorneys or agents with any necessary Power of Attorney as required to authorize the patent attorney or agent to prosecute the applications for patent rights.
      8.8 The University will timely provide Company with all information in its possession or control which might be material to patentability of LICENSED TECHNOLOGY. The University will promptly provide Company's patent counsel with a
copy  of  any  legal   opinion  it  receives  or  has  received   regarding  the
patentability, validity, enforceability, scope or third party infringement of any of LICENSED RIGHTS.
      8.9 The Company will provide the University with the opportunity to have draft applications and responses reviewed by patent counsel of the University's choice, and the Company will reimburse the University for its reasonable expenses for such review. The Company will give good faith consideration to suggestions made by the reviewing counsel chosen by the University.
      8.10 The University will on a timely basis provide COMPANY with all information in its possession or control, or readily obtainable by it, which is reasonably requested by the Company to aid in drafting and prosecuting applications, and defending patents, within Licensed Rights.



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License Agreement between UNC and Biotech Research Labs
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      9.   Commercialization
      9.1 Company shall use its best efforts to develop and market drugs embodying LICENSED TECHNOLOGY for the treatment of retroviral infections throughout the world. Specifically, in the case of a drug embodying LICENSED TECHNOLOGY, Company shall use its best efforts to, for at least one drug which is a LICENSED PRODUCT (hereafter, LICENSED DRUG), (a) file an IND within [Language Deleted due to Confidential Treatment Request] years of first receiving a sample of the drug for testing or executing this Agreement, whichever comes later, (b) file a new drug application (NDA) within [Language Deleted due to Confidential Treatment Request] years after its IND for a LICENSED DRUG becomes effective, (c) obtain NDA approval for a LICENSED DRUG within [Language Deleted due to Confidential Treatment Request] years after its NDA for that drug is filed, and (d) commercialize a LICENSED DRUG within [Language Deleted due to Confidential Treatment Request] year after the NDA for that drug is approved.
      9.2 After [Language Deleted due to Confidential Treatment Request] years have elapsed from the execution of this Agreement, the University may in writing notify the Company that it desires that an IND be filed for a LICENSED DRUG for which the Company has not yet filed an IND, which LICENSED DRUG has been supplied to the Company for testing, and the Company will then have six months from such notice to file an IND or have its license terminated as to the noticed LICENSED DRUG. The University cannot so designate more than three LICENSED DRUGS within a six month period.

      9.3 In the event that Section 9.1 is not complied with in one or more countries for one or more LICENSED DRUGS, and there is no excuse pursuant to 14.4, the Company shall forfeit its exclusive license in such countries under this Agreement as to such LICENSED DRUGS as were not developed and marketed in accordance with 9.1 above, but its license as to other LICENSED DRUGS, or as to the same LICENSED DRUG in other countries, shall not be affected.


                                       15



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


     9.4 To the extent required by law, it is agreed that any LICENSED PRODUCTS sold in the United States shall be substantially manufactured in the United States.

      10.  Infringement
      10.1 The University will protect its licensed Patents from infringement and prosecute infringers at its own expense when in its sole reasonable judgment such action may be reasonably necessary, proper, and justified.
      10.2 If Company shall have supplied the University with written evidence reasonably demonstrating prima facie infringement of a claim of a Licensed Patent by a third party selling products in competition with Company or any of its AFFILIATES, Company may, by written notice, request The University to take steps to protect the Licensed Patent. Unless the University shall within three months of the receipt of such notice either (i) cause such infringement to terminate or (ii) initiate legal proceedings against the infringer, Company may upon notice to the University initiate legal proceedings against the infringer at the expense of Company. In such event Company may deduct from shall receive a credit equal to its reasonable costs and legal fees incurred to conduct such proceedings.
      10.3 In the event one party shall initiate or carry on legal proceedings to enforce any Licensed Patent against an alleged infringer, the other party shall use its best efforts to fully cooperate with and shall supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any proceeding to protect or enforce a Licensed Patent shall have sole control of that proceeding and shall bear the reasonable expenses incurred by said other party in providing

                                       16



License Agreement between UNC and Biotech Research Labs
LEE=33
December 6, 1994


such assistance and cooperation as is requested pursuant to this paragraph.
      10.4 The litigating party shall not settle, or abandon a legal proceeding without the consent of the other party, which consent shall not be unreasonably withheld. If consent is withheld, the nonconsenting party shall assume control of the proceeding and shall reimburse the prior litigating party for all legal expenses incurred prior to such assumption of control.
      10.5 Any recovery, whether by settlement or judgment, shall be first applied, in the following order:
      (a) to reimburse the parties for their previously unreimbursed costs and legal fees in connection with the proceedings;
      (b) to pay any royalties or milestone payments withheld from the University by Company under ss. 10.2; and
      (c) to pay the University its proper share of that portion of the recovery which the Company would have expected to receive as income from sublicensing had the third party been granted a sublicense on the royalty terms set forth in ss. 6.1.
      The remainder of the recovery shall go to the Company.
      As a term of any settlement, the settling party shall use best efforts to require the third party to account for its prior sales in such manner as to facilitate the calculation of the University's share of the recovery.
      10.6 Nothing in this Agreement shall be construed to limit the authority of the Attorney General of North Carolina.



                                       17



License Agreement between UNC and Biotech Research Labs
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      11.  Representations and Related Obligations by the University
      11.1 The University represents, and covenants, as follows:
              (a) It has the full right, power, and authority to enter into this Agreement and to perform all of its obligations hereunder.
              (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement do not violate, conflict with, or constitute a default under the University's Charter or the terms and provisions of any material or other instrument to which the University is a party or by which it is bound, or any material order, award, judgment or decree to which the University is a party or by which it is bound, or any state or federal law governing the University activities.
              (c) Upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of the University enforceable against the University in accordance with its terms.
              (d) To the best of the knowledge and belief of the University, no employee, agent, or consultant of the University who has performed any work in connection with the LICENSED TECHNOLOGY is, or is now expected to be, in violation of any term of any employment or consulting contract or agreement, non-disclosure or confidentiality agreement, non-competitive agreement, or any other common law obligation to a former or present employer relating to the right of any such employee, agent, or consultant to be employed or engaged by the University in connection with the work to be performed hereunder.
              (e) Subject to the rights held by the U.S. Government under Public Law 96-517, as amended, and the implementing regulations, and to such rights as may be held by Company, the University is the owner of all right, title and interest in and to the patents,

                                       18



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


patent rights, and patentable inventions, comprising the LICENSED TECHNOLOGY. Also subject to the aforementioned rights of the U.S. Government, the University has the sole and complete authority to issue and grant to Company the exclusive license granted hereunder, free and clear of any claims, liens, encumbrances or charges of any third party.
              (f) The University has no knowledge of any potential infringement action or claim relating to the LICENSED TECHNOLOGY and has no knowledge of any infringement, or breach of any agreement or of any facts that might reasonably lead to any claim of infringement or breach of any agreement relating to any patent, patent right, patentable invention, patent application, trade secret or other proprietary right of any third party relating to the University's use or ownership of the LICENSED TECHNOLOGY or Company's license to the LICENSED TECHNOLOGY.
              (g) The University has taken all steps within its power which under Public Law 96-517, as amended, were necessary, as of the date of execution of this Agreement, for the University to retain title to the fullest extent permitted by law in any of LICENSED TECHNOLOGY.
      11.2 To the extent that rights granted by the University to Company under this Agreement are subject to the requirements of Public Law 96-517, as amended, and its implementing regulations, the University agrees that it will take all steps within its power to retain title, to the fullest extent permitted by law, to the LICENSED TECHNOLOGY in the United States and in any foreign country designated by Company for the duration of this license and to avoid exercise by any federal agency of "march-in" rights under such law.
      11.3 The University will promptly disclose to the designated Patent Counsel of Company all information which is or could be

                                       19



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


material to the patentability, enforceability or validity of any application or patent included in LICENSED RIGHTS.
      11.4 The University will promptly disclose to the designated Patent Counsel of Company any information pertaining to the likelihood or merits of a third party claim of infringement arising from Company use of LICENSED TECHNOLOGY.
      11.5 In the event that the University discovers that an interest in an Invention is not held by either the University or by Company (or its employees), it shall promptly notify the Company. The University may, at its option, acquire such interest at its own expense, or invite the Company to acquire said interest. In the latter case, the cost to the Company of acquiring said interest may be applied as a credit.
      11.6  The  University  represents  that all  representations  made in this
Article 11 were made only after using best efforts to diligently investigate the underlying circumstances.

      12.  Disclosure and Confidentiality

      12.1 The University shall disclose each SUBJECT INVENTION to
Company:
              (a)  within  two  months  after  the  inventor   discloses  it  to
      University personnel or agents responsible for patent matters,
              (b) at least two months prior to any intended public disclosure of all or part of the SUBJECT INVENTION, and
              (c) prior to submission for publication of any manuscript or abstract which discloses all or part of the SUBJECT INVENTION.


                                       20



License Agreement between UNC and Biotech Research Labs
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      12.2  The  disclosure  under  12.1  shall  be  in  writing  and  shall  be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation and the physical, chemical, biological or electrical characteristics of the invention, such that a patent application may be drafted with a specification reasonably likely to be deemed adequate to support one or more patentable and commercially meaningful claims. It should also indicate the earliest expected date of public disclosure of the SUBJECT INVENTION.
      12.3 The University will promptly inform Company of the submission of any abstract or manuscript for publication and of the acceptance thereof.
      12.4 The University will not permit public disclosure of the SUBJECT INVENTION until 60 days after the disclosure under 12.1 (complying with 12.2), or until after the filing of a patent application adequately disclosing the SUBJECT INVENTION, whichever is earlier. If within 60 days of the disclosure under 12.1, Company advises the University that it would be beneficial to have more time to prepare and file a patent application thereon, and such advice is reasonably made, the University will defer the public disclosure of the SUBJECT INVENTION for up to an additional 30 days, and will not unreasonably deny a request for further deferral.
      12.5 Any information which is to be treated as Confidential Information hereunder must be clearly marked as "confidential" prior to transmittal to the other party. If such Confidential Information is disclosed orally, it shall be identified as being confidential at the time of disclosure, and shall thereafter be reduced to writing within 30 days, marked as confidential, and transmitted to the receiving party. Specifically excluded from such

                                       21



License Agreement between UNC and Biotech Research Labs
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confidential  treatment  shall  be  information  which:  (i) as of the  date  of disclosure, is already known to the party receiving such information; (ii) is or becomes part of the public domain, through no fault of the receiving party;
(iii) is lawfully disclosed to the receiving party by a third party who is not obligated to retain such information in confidence; or (iv) is independently developed at the receiving party by personnel not privy to the confidential information.
      12.6 Confidential Information shall not be disclosed by the receiving party without written consent of the other party. Confidential Information will be used by the receiving party only by its authorized personnel and only for the purposes contemplated under this Agreement. The receiving party shall advise its employees, agents, and consultants who have access to the disclosing party premises or to any proprietary information or trade secrets of the disclosing party, including any LICENSED TECHNOLOGY not previously released to the public pursuant the terms of this Article 12, of the responsibility under this Agreement to be bound by the confidentiality obligations to not disclose, publicly use, or offer for sale any of said proprietary information or trade secrets or LICENSED TECHNOLOGY not previously released to the public or any information that is confidential and proprietary to the disclosing party.
      12.7 The obligation pursuant to Section 12.6 shall terminate three years after the first sale of an article represent-ing such information, or ten years after the disclosure of the information, whichever comes earlier (compare ss. 6.1(c)).

      13.   Breach and Cure
      13.1  In  addition  to  applicable  legal  standards,   Company  shall  be
considered to be in material breach of this Agreement for failure

                                       22



License Agreement between UNC and Biotech Research Labs
LEE=33
December 6, 1994


to pay fully and promptly amounts due pursuant to Article 6 and payable pursuant to Article 7; in addition, failure to meet the obligations of Article 9 shall also be deemed a material breach of this Agreement.
      13.2 In addition to applicable legal standards, the University shall be considered in material breach of this Agreement for making a knowing or negligent material misrepresentation of a matter as to which UNIVERSITY has made a representation under Article 11, or breaching its obligations under Article 5,
Section 8.4, Article 11 or Article 12.
      13.3 Either party shall have the right to cure its material breach. The cure shall be effected within a reasonable period of time, but in no event later than thirty days after written notice of any breach given by the non-breaching party.
      If the breach is not cured within the thirty day period, the non-breaching party may, in addition to any other rights it may have at law or in equity, terminate this Agreement.
      13.4 In the event of a material breach by University, which is not cured pursuant to Section 13.3, in lieu of termination, Company may pay into escrow such compensation as is due under Article 6 as to any articles embodying Inventions to which the breach pertains, until such breach is cured, while still, however, paying directly expenses pursuant to Article 8.
      13.5 The Parties shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the party's control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortage, disease, or similar occurrences.

                                       23



License Agreement between UNC and Biotech Research Labs
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December 6, 1994



      14.  Term of Agreement
      14.1 This Agreement shall be effective as of the date first set forth above and shall continue in full force and effect until its expiration or termination in accordance with this Article 14.
      14.2 Unless terminated earlier under any provision of this Agreement, the term of the exclusive license granted under the LICENSED RIGHTS shall extend until the expiration, lapse, invalidation, declaration of unenforceability, or abandonment of the last of the patents and applications included in LICENSED RIGHTS and the lapse of the period of compensation for PROPRIETARY TECHNOLOGY pursuant to subsection 6.1(c).
      14.3 In the event any term or provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, then, unless such term or provision goes to the root of the Agreement and subject as otherwise agreed, this Agreement shall continue in full force and effect save that the term or provision shall be deemed to be excised therefrom and shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be valid, illegal, or unenforceable, had never been contained herein.
      14.4 Each party shall be excused from any nonperformance of this Agreement which is proximately caused by government regulation, war, strike, act of God, or other similar circumstances normally deemed outside the control of well managed businesses.

      15.  Notices
      15.1 Any notice required or permitted to be given under this Agreement shall be sufficient if sent by first class mail, postage prepaid, if to the University, to:


                                       24



License Agreement between UNC and Biotech Research Labs
LEE=33
December 6, 1994


                David M. Parker, Esq.
                Associate Director, Technology Development
                  and Associate University Counsel
                Office of Research Services
                CB# 4100, 302 Bynum Hall
                The University of North Carolina at
                       Chapel Hill
                Chapel Hill, North Carolina 27599-4100

if to Company, to:

                Richard T. Schumacher
                President and CEO
                Boston Biomedica, Inc.
                375 West Street
                West Bridgewater, Massachusetts  02379

or to such other or additional address as a party may specify by notice hereunder.

      16.  Complete Agreement
      16.1 It is understood and agreed between University and Company that this license, together with Appendix 1, and the invention disclosures and patent applications referred to in subsection 4.2(a), constitutes the entire Agreement, both written and oral, between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect.

      17.  Governing Law
      17.1 This Agreement shall be governed by North Carolina law applicable to agreements made and to be performed in North Carolina.

      18.  Indemnity
      18.1 Licensee agrees to indemnify, hold harmless and defend
University, its officers, employees, and agents, against any and

                                       25



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


all claims, suits losses, damage, cost, fees, and expenses asserted by third parties, both government and private, resulting from or arising out of the exercise of this license, except to the extent that such claims, suits, losses, damages, costs, fees or expenses arise in whole or in material part from circumstances related to a breach by the University of a representation or agreement given under Article 11.

      19.   Insurance
      19.1 Licensee is required to maintain in force at its sole cost and expense, with reputable insurance companies, to the extent that such coverage is reasonably available for biotech companies manufacturing or selling drugs for the inhibition of human retroviruses, general liability insurance and, to the extent available to Licensee, products liability insurance coverage, in an amount reasonably sufficient to protect against liability under paragraph 18, above. The University shall have the right to ascertain from to time that such coverage exists, such right to be exercised in a reasonable manner, and, if the University is of the opinion that Licensee's coverage is inadequate, Licensee will be given a reasonable opportunity to obtain additional coverage or to explain why its present coverage is sufficient, or why additional coverage is not reasonably available.

      20.  Use of University's Name
      20.1 The use of the name of University, or any contraction thereof, in any manner in connection with the exercise of this license is expressly prohibited except with prior written consent of University. The University consents to use of its name to the extent such is required to prosecute patent applications pursuant

                                       26



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


to this Agreement and to the extent such is required to secure governmental approval to test and sell Licensed Technology.

      21. Disposition of Licensed Products on Hand Upon Cancellation or Termination


      21.1 Upon cancellation of this Agreement or upon termination in whole or in part, other than natural termination pursuant to Section 14.2:
      (a) Company shall provide University with a written inventory of all Licensed Technology and Licensed Products in process of manufacture, in use or in stock.
      (b) Except with respect to termination pursuant to Section 13.2, Company shall have the privilege of disposing of the inventory of such Licensed Products within a period of one hundred and eighty (180) days of such termination upon conditions most favorable to University that Company can reasonably obtain.
      (c) Company will also have the right to complete performance of all contracts requiring use of the Licensed Technology (except in the case of termination pursuant to Paragraph 13.2) or Licensed Products within and beyond said 180-day period provided that the remaining term of any such contract does not exceed one year, and
      (d) All Licensed Products which are not disposed of as provided above shall be delivered to University or otherwise disposed of, in University's sole discretion, and at Company's sole expense.

      22.  University Use
      22.1 It is expressly agreed that, notwithstanding any provisions herein, University is free to use Subject Invention, Licensed Technology, patent rights and Licensed Products for its own research (not supported by any "for profit" entity), public

                                       27



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


service,  clinical,   teaching  and  educational  purposes  without  payment  of royalties.

      23.  Waiver
      23.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

      24.  Assignments
      24.1 This Agreement is binding upon and shall inure to benefit of the University, its successors and assigns. However, this Agreement shall be personal to Company and it not assignable by Company to any other entity, except as part of the sale or transfer of all assets of Company to another entity, without the written consent of the University, which consent shall not be withheld unreasonably.

      25.  Late Payments
      25.1 In the event royalty payments or other financial consideration are not received by the University when due, or within a grace period of 30 days, Company shall pay to University on said indebtedness, interest running from said due date to the date of payment, at an interest rate calculated, on the first business day of each month, at six percentage points above the six month T-bill rate then applicable, as published in the Wall Street Journal.

      26.  Compliance with Laws
      26.1 In exercising its rights under this license, Company shall use best efforts to comply with the requirements of any and all

                                       28



License Agreement between UNC and Biotech Research Labs
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December 6, 1994


applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license. Such compliance includes, but is not limited to, manufacturing articles in the United States to the extent required by Public Law 96-517, as amended, and the implementing regulations. Company further agrees to indemnify and hold University harmless from and against any costs, expenses, attorney's fees, citation, fine, penalty and liability of every kind and nature which might be imposed by reason of any asserted or established violation of any such laws, order, rules and/or regulations.

      27.     Survival of Terms
      27.1    The following shall survive the termination of this
Agreement:
              (a) the right of each party to sue the other party for breach of any term of this Agreement, subject to Article 17 ("Governing Law");
              (b) the obligation of the Company to compensate the University, pursuant to Article 6, for its licensed acts;
              (c) the obligation of the Company to indemnify the University pursuant to Articles 18 and 26;
              (d) the obligation of the Company to refrain from use of the University's name, pursuant to Article 20;
              (e) the obligation of the receiving party with respect to Confidential Information, pursuant to Section 12.6, but subject to Section 12.7;
              (f) the right of the Company to dispose of Licensed Products, pursuant to Article 21, except as limited by said Article, and subject to the obligations of Article 26;

                                       29



License Agreement between UNC and Biotech Research Labs
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December 6, 1994

              (g) the Company's right of use of data pursuant to Section 5.2, except as limited thereby, and
              (h)      the University's right of use pursuant to Article 22.

      IN WITNESS THEREOF, the University and the COMPANY, have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.


UNIVERSITY OF NORTH CAROLINA                         BRL CONTRACTS AND SERVICES,
  AT CHAPEL HILL (UNIVERSITY)                          INC.



By __________________________                      By __________________________
      Wayne Jones

Title _______________________                      Title _______________________
    Vice Chancellor, Business &
    Finance


Agreed to:

- --------------------------------
K.H. Lee







                                       30







                                   APPENDIX I

                    UNC-CH/BTRL EXCLUSIVE LICENSE AGREEMENT

                      DECEMBER 12, 1994 LIST OF COMPOUNDS:

1. Suksdorfin

2. Xie-Br-24

3. Xie-Br-25

4. DCK

5. KHL-FH-2(also referred to as FH11309)

6. KHL-FH-1A